UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2014

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.04     Mine Safety - Reporting of Shutdowns and Patterns of Violations.

On April 8, 2014, Hawaiian Cement, an indirect subsidiary of MDU Resources Group, Inc., received an imminent danger order issued by the Mine Safety and Health Administration under section 107(a) of the Federal Mine Safety and Health Act of 1977 at the Puunene Quarry in Maui, Hawaii.  The order was issued upon observation that a miner was guiding concrete blocks into place by hand.  The blocks were estimated to weigh more than one ton and were suspended about four feet above ground level by a single chain.   Miners were working to stack the blocks up to six feet high.  The miners were not using safety devices to guard against falling object hazards.  The miner was removed from the area of the suspended load and it was safely lowered to the ground, thereby terminating the order.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2014

MDU Resources Group, Inc.

By:	/s/ Doran N. Schwartz

Doran N. Schwartz
Vice President and
Chief Financial Officer